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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of PerkinElmer, Inc. of our report dated September 19, 1997 relating to the combined financial statements of NEN (R) Life Science Products, a division of E. I. du Pont de Nemours and Company, which appears in PerkinElmer, Inc.'s Current Report on Form 8-K filed on August 1, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, PA
April 23, 2001